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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46706 of Hydril Company on Form S-8 of our report dated February 21, 2003 (March 18, 2003 as to Note 4), appearing in this Annual Report on Form 10-K of Hydril Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Houston, Texas
March 27, 2003